SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 March 5, 2004
                                 -------------
                                Date of Report
                       (Date of Earliest Event Reported)

                          CYBERTEL CAPITAL CORPORATION
                          ----------------------------
            (Exact Name of Registrant as Specified in its Charter)

         Nevada                   000-26913              86-0862532
         -------                  ---------              ----------
     (State or other        (Commission File No.)     (IRS Employer I.D. No.)
      Jurisdiction)

                          9444 Waples St., Suite 290
                             San Diego, CA 92121
                             -------------------
                      (Address of Principal Executive Offices)

                                 (858) 646-7410
                                 --------------
                          Registrant's Telephone Number

                                      N/A
                                      ---
         (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

     On March 5, 2004, Cybertel Communications Corp., a Nevada corporation (the "Company"); Core Energy, LLC, a Nevada limited liability company ("Core"); and the members of Core executed an Agreement and Plan of Reorganization by which the Company agreed to acquire 51% ownership interest in Core in consideration of the issuance of 10,000,000 "unregistered" and "restricted" shares of the Company's common stock to the members of Core (the "Core Plan"). Under the Core Plan, the Company also agreed to fund Core with up to $335,000, pursuant to certain Promisory Notes that were executed by the Company. The Core Plan also provided that in the event of a public offering by Core or a merger or acquisition by Core with a publicly-traded company, the other Core members (excluding the Company) would have the right to re-acuire additional membership interests such that they would collectively have a 75% membership interest in Core. In that event, the purchase price would have been $384.62 for each 1% interest so re-acquired. However, in no event was the Company's interest in Core to fall below 25%.

     Core was a small oil and gas producer with operations in Bakersfield, California and Independence, Kansas. Its California operations included approximately 150 wells that were candidates for return to production operations.

     On April 26, 2005, the Company executed and delivered an Agreement of Full and Final Settlement, Release and Discharge of All Claims and Stipulation for Limited Reservation of Jurisdiction (the "Settlement Agreeement") between and among Ted Lamare ("Lamare") and George Snider ("Snider") who owned 49% of Core (collectively the "Core Members") and Core. The Settlement Agreement was effective as of March 31, 2005.

     Pursuant to the Settlement Agreement (1) the Core Plan was rescinded and the legal action brought by the Company against Core was dismissed, without prejudice (jurisdiction retained only for enforcement of the Settlement Agreement); (2) all Promissory Notes and payments made under the Core Paln were settled and cancelled; (3) the 10,000,000 shares to be issued by the Company under the Core Plan that had not been delivered by the Company were retained by the Company; and (4) Core agreed to pay to the Company, in installment payments of $950.00 per month, One Hundred Ninety Thousand Dollars ($190,000.00) (the "Settlement Amount") plus interest thereon at the rate of 6% per annum from and after June 23, 2005, until paid, in full, in lawful currency of the United States of America. A copy of the Settlement Agreement is attached herewith and incorporated herein by reference. See Item 9.01.

Item 9.01. Financial Statements and Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

         10                      Settlement Agreement

     * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.


                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CYBERTEL CAPITAL CORP.



Date: 05/10/05                     /s/ Richard D. Mangiarelli
      --------                     ----------------------------
                                   Richard D. Mangiarelli
                                   CEO, President and Director